SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-TECH/OPS-SEVCON
          GAMCO ASSET MANAGEMENT INC.
                       3/08/07            5,500             6.6800
                       2/02/07            1,600             6.7700
          GABELLI FUNDS, LLC.
              GABELLI SMALL CAP GROWTH FUND
                       3/29/07            8,900             6.8498
                       3/28/07            7,700             6.7622
                       3/27/07              500             6.7000
                       3/26/07            5,800             6.6586

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.